UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

Angstron Holdings Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-1380412	20-5308449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Angstron Holdings Corporation (the “Company”) with the Securities and Exchange Commission on November 19, 2014 (the “Original 8-K”)(SEC Accession No. 0001078782-14-002078), announcing the non-reliance on previously issued interim financial statements. This Current Report on Form 8-K/A amends Item 4.02 of the Original 8-K to identify Angstron Holdings Corporation as the Company amending its interim financial statements.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review (September 30, 2013 10-Q).

On November 17, 2014, Angstron Holdings Corporation (the "Company"), after consultation with the Company's independent registered public accounting firm, concluded that the previously issued unaudited quarterly financial statements as of and for the quarter ended September 30, 2013, as presented in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission ("SEC") for the same period (the "September 30, 2013 10-Q")(SEC Accession No. 0001078782-13-002311), should no longer be relied upon. The Company will file an amendment to the September 30, 2013 10-Q on Form 10-Q/A (the "Amendment") restating its financial statements for this period.

The following discussion describes the adjustments to be made in the Amendment:

During the Company’s closing process for the period ended September 30, 2014, accounting errors were discovered that required restatement of amounts previously reported in the September 30, 2013 10-Q, related to a $4,000,000 loan from Lianyungang Hybrid Kinetic New Energy Co., Ltd. It was discovered that the Company did not record the loan payable amount as of September 30, 2013. This caused the financial statements contained in the September 30, 2013 10-Q to understate cash and total liabilities. The loan was properly reflected in the Company’s Annual Report on Form 10-K for the periods ended December 31, 2013 and 2012 and the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angstron Holdings Corporation

Date: November 25, 2014	By:	/s/ Jianguo Xu
Jianguo Xu President, Chief Executive Officer and Treasurer

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